UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2012 (April 17, 2012)

EVERTEC, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	333-173504	66-0449729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

EVERTEC, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K is being filed in connection with the Conversion (as defined below) of EVERTEC, Inc. (now known as “EVERTEC, LLC”, the “Company”) from a Puerto Rico corporation to a Puerto Rico limited liability company in order to take advantage of recent changes to the Puerto Rico Internal Revenue Code, as amended, that permit limited liability companies to be treated as partnerships that are pass-through entities for Puerto Rico tax purposes. The Company effected the Conversion for the purpose of improving the consolidated tax efficiency of the Company and its subsidiaries. As a result of the Conversion and the other transactions described below, the Company will receive the benefit of at least $30 million of net operating losses and certain other tax attributes for Puerto Rico income tax purposes that prior to the Conversion and change in tax law were available to the Company’s parent but not to the Company.

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2012, EVERTEC, Inc. converted from a Puerto Rico corporation to a Puerto Rico limited liability company by the filing of a Certificate of Conversion and a Certificate of Formation with the Department of State of Puerto Rico (the “Conversion”), which also resulted in its name changing from “EVERTEC, Inc.” to “EVERTEC, LLC” (the “Company”). The Company effected the Conversion for the purpose of improving the consolidated tax efficiency of the Company and its subsidiaries. In connection with the Conversion, the Company entered into the Supplemental Indenture and the Tax Payment Agreement (as such terms are defined below), the terms of which are summarized below.

The summaries below of the Supplemental Indenture and the Tax Payment Agreement do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture and the Tax Payment Agreement attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

Supplemental Indenture

On April 17, 2012, the Company and its newly formed wholly owned subsidiary, EVERTEC Finance Corp., a Puerto Rico corporation (“EVERTEC Finance”), and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), entered into Supplemental Indenture No. 1 (the “Supplemental Indenture”) to the indenture dated as of September 30, 2010 among the Company, the guarantors named therein and the Trustee (the “Indenture”). Pursuant to the Supplemental Indenture, (a) the Company affirmed and, to the extent required under the Indenture, assumed its obligations following the Conversion as issuer under the Indenture and the 11% senior notes due 2018 issued thereunder (the “Notes”), (b) EVERTEC Finance was added as a co-issuer under the Indenture and the Notes, (c) the limitation on restricted payments covenant was amended to permit the Company to make payments to its direct parent company, Carib Holdings, LLC (formerly known as Carib Holdings, Inc., “Carib Holdings”), and to Carib’s newly formed direct parent company and the Company’s indirect parent company, Carib Latam Holdings, Inc., a Puerto Rico corporation (“Carib Inc.”), pursuant to the Tax Payment Agreement so long as (i) the Company is not in default under the Indenture, (ii) such payments are with respect to taxes imposed by Puerto Rico, the United States of America or by any other jurisdictions that the Company would have been required to pay if it was a corporation instead of being treated as a partnership for tax purposes in those jurisdictions, reduced by taking into account the amount of any applicable net operating losses or other tax attributes of Carib Holdings or Carib Inc. that reduce Carib Holdings’ or Carib Inc.’s taxes in such period and (iii) the payments do not exceed the net amount of taxes that Carib Holdings and Carib Inc. actually owe to the appropriate taxing authority for a taxable period and (d) the definitions of “Consolidated Net Income” and “Consolidated Taxes” were adjusted so that payments under the Tax Payment Agreement would reduce Consolidated Net Income and be treated as Consolidated Taxes even if they do not reduce Consolidated Net Income under U.S. generally accepted accounting principles. The Supplemental Indenture also added a covenant that limits the ability of EVERTEC Finance to hold assets, incur Indebtedness or become liable for obligations, engage in business activities or consolidate, amalgamate or merge with or into or wind up into any person, subject in each case to certain exceptions.

Separately, following the execution of the Supplemental Indenture, EVERTEC Finance also became a guarantor under the Company’s senior secured credit facility in accordance with the terms thereof.

Tax Payment Agreement

On April 17, 2012, the Company, Carib Holdings and Carib Inc. entered into a Tax Payment Agreement (the “Tax Payment Agreement”) pursuant to which the Company will be obligated to make certain payments to Carib Holdings or Carib Inc. for taxable periods or portions thereof occurring on or after April 17, 2012 (the “Effective Date”). Under the Tax Payment Agreement, the Company will make payments with respect to any and all taxes (including estimated taxes) imposed under the laws of Puerto Rico, the United States of America and any other jurisdiction or any political (including municipal) subdivision or authority or agency in Puerto Rico, the United States of America or such other jurisdiction, that would have been imposed on the Company if the Company had been a corporation for tax purposes of that jurisdiction, together with all interest and penalties with respect thereto (“Taxes”), reduced by taking into account any applicable net operating losses or other tax attributes of Carib Holdings or Carib Inc. that reduce Carib Holdings’ or Carib Inc.’s Taxes in such period. For the avoidance of doubt, the Tax Payment Agreement provides that the payments thereunder shall not exceed the net amount of Taxes that Carib Holdings and Carib Inc. actually owe to the appropriate taxing authority for a taxable period. Further, the Tax Payment Agreement provides that if Carib Holdings or Carib Inc. receives a tax refund attributable to any taxable period or portion thereof occurring on or after the Effective Date, Carib Inc. shall be required to recalculate the payment for such period required to be made by the Company to Carib Holdings or Carib Inc. If the payment, as recalculated, is less than the amount of the payment the Company already made to Carib Holdings or Carib Inc. in respect of such period, Carib Holdings or Carib Inc. shall promptly make a payment to the Company in the amount of such difference.

Upon entry into the Tax Sharing Agreement, the Company will receive the benefit of at least $30 million of Holdings’ net operating losses and certain other tax attributes for Puerto Rico income tax purposes.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

In connection with the Conversion, on April 17, 2012, EVERTEC, LLC issued 100 limited liability company membership units (the “Units”) to its sole member, Carib Holdings. The Units were issued in exchange for the 100 shares of common stock of EVERTEC, Inc. previously issued to Carib Holdings, which shares were cancelled in connection with the Conversion. The Company did not pay any person for the solicitation of the exchange and the Company did not engage in any general advertising or general solicitation with respect to the exchange. The Units were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemptions from registration set forth in Sections 3(a)(9) and/or 4(2) of the Securities Act.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 17, 2012, in connection with the Conversion, a new holding company, Carib Inc., was formed to serve as the direct parent company of Carib Holdings and the Company’s indirect parent company (the “Reorganization”). In order to effect the Reorganization, each of the stockholders of Carib Holdings’ contributed all of the shares of common stock of the Carib Holdings owned by such stockholder to Carib Inc. in exchange for the same number and class of shares of common stock of Carib Inc. In connection with the Reorganization, Carib Inc. and its stockholders entered into a Stockholder Agreement dated as of April 17, 2012 (the “Stockholder Agreement”), which Stockholder Agreement amends, restates and supersedes the stockholder agreement, dated as of September 30, 2010, by and among Carib Holdings and its stockholders (as amended February 11, 2011, the “Prior Stockholder Agreement”). The Stockholder Agreement contains the same material terms and conditions as set forth in the Prior Stockholder Agreement. In addition, as part of the Reorganization the Carib Holdings, Inc. 2010 Equity Incentive Plan and all equity awards granted thereunder or subject to the terms thereof were assumed by Carib Inc. As a result, the Carib Holdings, Inc. 2010 Equity Incentive Plan has been amended and restated and renamed the Carib Latam Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”) in order to reflect, among other things, the assumption of equity awards previously granted under the Plan and that, going forward, awards granted under the Plan will be in respect of shares of non-voting class B common stock of Carib Inc. In particular, each stock option to purchase shares of non-voting class B common stock of Carib Holdings granted under the Plan that was outstanding immediately prior to the Reorganization has been converted into an option to purchase the same number of shares of non-voting class B common stock of Carib Inc. at the same exercise price and on the same terms as set forth in the original award agreement.

In addition, Peter Harrington, the Company’s President and Chief Executive Officer and Félix M. Villamil Pagani, Vice Chairman of the Board, were previously granted restricted shares of class B non-voting common stock of Carib Holdings, which shares have been converted into restricted shares of class B non-voting common stock of Carib Inc., in the same number and on the same terms as were applicable to Mr. Harrington’s and Mr. Villamil’s restricted shares immediately prior to such conversion. Carib Inc. has entered into an amended and restated stock agreement with each of Mr. Harrington (the “Harrington Restricted Stock Agreement”) and Mr. Villamil (the “Villamil Restricted Stock Agreement”) in order to reflect the foregoing conversion.

The foregoing summaries of the Plan, the Harrington Restricted Stock Agreement and the Villamil Restricted Stock Agreement do not purport to be complete and are qualified in their entirety by reference to the Plan, the Harrington Restricted Stock Agreement and the Villamil Restricted Stock Agreement attached hereto as Exhibits 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In accordance with the requirements of the Corporations Law of the Commonwealth of Puerto Rico of 2009, on April 17, 2012, the Conversion was approved by Carib Holdings, as the sole stockholder of EVERTEC, Inc. Carib Holdings approved the Conversion by written consent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Supplemental Indenture No. 1, dated as of April 17, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), EVERTEC Finance Corp. and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

10.2	Tax Payment Agreement, dated as of April 17, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), Carib Holdings, LLC (formerly known as Carib Holdings, Inc.) and Carib Latam Holdings, Inc.

10.3	Carib Latam Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan.

10.4	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and among Carib Latam Holdings, Inc. and Peter Harrington.

10.5	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and among Carib Latam Holdings, Inc. and Félix M. Villamil Pagani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, LLC (Registrant)

Date: April 18, 2012	By:	/s/ Juan J. Román
Name: Juan J. Román Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Supplemental Indenture No. 1, dated as of April 17, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), EVERTEC Finance Corp. and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee.

10.2	Tax Payment Agreement, dated as of April 17, 2012, by and among EVERTEC, LLC (formerly known as EVERTEC, Inc.), Carib Holdings, LLC (formerly known as Carib Holdings, Inc.) and Carib Latam Holdings, Inc.

10.3	Carib Latam Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan.

10.4	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and among Carib Latam Holdings, Inc. and Peter Harrington.

10.5	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and among Carib Latam Holdings, Inc. and Félix M. Villamil Pagani.